CONSENT OF COUNSEL








                  We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 27 to the Registration Statement on Form N-1A of New York Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission on or about August 28, 2001.








PAUL, HASTINGS, JANOFSKY & WALKER LLP


New York, New York
August 28, 2001